Exhibit 10.4

PROMISSORY NOTE

$_____________	Dated: May 10, 2024

FOR VALUE RECEIVED, VidaCann, LLC, a Florida limited liability company (“Maker”), promises to pay to _____________ (“Payee”) the principal sum of __________________ Dollars ($_____________), lawful money of the United States of America, together with interest accrued thereon, at the rate and on the terms hereinafter set forth.

Maker and Planet 13 Holdings Inc. are parties to a Membership Interest Purchase Agreement dated as of August 28, 2023, among them and certain other parties named therein (the “Purchase Agreement”). This Promissory Note (this “Note”) reflects a portion of the Related Party Debt. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

Although the loan was made pursuant to that certain Loan Agreement, dated November 1, 2022, by and between Maker and Payee (the “Loan”), the Payee did not require Maker to issue a promissory note evidencing the Loan. The Maker issues this Note, as of the date hereof, to memorialize the amount of the Loan that is outstanding as of the date hereof and the repayment terms from the date hereof until the Maturity Date. Payee represents and warrants that Maker has paid all other amounts due and owing to Payee except as provided in this Note. By accepting this Note, Payee acknowledges and agrees (as evidenced by a separate simultaneously executed Acceptance of Promissory Note) that, but for the amount provided in this Note and as of the date of this Note, that the full amount due and owing from Maker to Payee under the Loan is evidenced by this Note and Payee releases the right to any amounts in excess of the amount of this Note.

1.    Payment of Interest and Principal.

(a)    Interest Rate. Interest on the unpaid principal amount of this Note from time to time outstanding shall accrue at a rate equal to 7.5% per annum, computed on the basis of a 365/366-day year for the actual number of days elapsed.

(b)    Payment of Principal and Interest. The entire unpaid principal amount of this Note and all accrued and unpaid interest shall be due and payable on the fifth anniversary of the date hereof (the “Maturity Date”).

(c)    Prepayment. Maker shall have the right to prepay at any time and from time to time, without penalty or premium, all or any portion of the outstanding principal of this Note prior to the Maturity Date. All prepayments shall be applied first to accrued interest and second to unpaid principal.

(d)    Place of Payment. Maker shall make all payments to Payee at the address of Payee as set forth in Section 6 hereof or to such other place as Payee, from time to time, shall designate in writing to Maker.

2.    Events of Default; Remedies.

(a)    Events of Default. The following shall constitute events of default (“Events of Default”):

(i)    Maker fails to pay when due any principal or interest due hereunder and shall not have remedied such failure after 5 business days’ written notice thereof to Maker.

(ii)    The occurrence of any of the following events with respect to Maker: (A) the making of an assignment for the benefit of creditors; (B) the appointment of a receiver or trustee for all or any substantial portion of Maker’s assets; (C) the liquidation, dissolution, incompetency, or death of Maker; (D) a misrepresentation by the Maker to the Payee for the purpose of obtaining or extending credit; (E) the sale of a material portion of the stock or assets of the Maker; or (F) the commencement of proceedings in bankruptcy or any other proceedings for arrangement or reorganization of Maker’s debts under any state or federal law, whether instituted by or against it (provided, however, if proceedings are commenced against Maker, there shall be not an Event of Default unless Maker shall have failed to obtain dismissal of the proceedings within 90 days of their commencement).

(b)    Remedies. After the occurrence of an Event of Default which is continuing, subject to Section 3 hereof, Payee shall have the right, by written notice to Maker, to declare the entire unpaid principal amount of this Note together with all accrued but unpaid interest immediately due and payable. Maker hereby waives presentment, protest, demand, notice of dishonor and all other requirements of any kind. Payee’s failure to exercise any right or remedy under this Note or acceptance of partial or delinquent payments, shall not be a waiver of any obligation of Maker or right of Payee, or constitute Payee’s waiver of any other default subsequently occurring. Upon the occurrence of any Event of Default, the outstanding principal balance of this Note, and any accrued and unpaid interest and any other sums due hereunder shall bear interest at the rate of 10% (the “Default Rate”).

3.    Rights Cumulative. The remedies of Payee as provided in this Note shall be cumulative and concurrent; may be pursued singly, successively or together at the sole discretion of Payee, and may be exercised as often as occasion for their exercise shall occur.

4.    Payments of Costs. After the occurrence of an Event of Default, Maker shall pay all reasonable costs of collection, including reasonable attorney’s fees, incurred by Payee in collecting any amounts due and payable thereunder.

5.    Controlling Law. This Note and all questions relating to its validity, interpretation or performance and enforcement shall be governed by and construed in accordance with the laws of the State of Florida.

6.    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) when received by the addressee if sent via electronic mail (with written confirmation of receipt). Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6):

If to Maker:

VidaCann, LLC

4844 Racetrack Road

St. Johns, Florida 32259

Attn: [Insert Name]

Email: [Insert Email]

With a copy to, which shall not constitute notice:

[Insert Law Firm (if applicable)]

If to Payee:

[●]

Attn: [●]

Email: [●]

7.    Note. This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee and its permitted successors and assigns.

8.    Miscellaneous. This Note is subject to the following additional provisions:

(a)    Severability. This Note is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Note or the application thereof to any person or circumstances shall, for any reason and to the extent, be invalid or unenforceable, the remainder of this Note and the application of such provision to other persons or circumstances shall not be affected thereby but instead shall be enforced to the greatest extent permitted by law.

(b)    Corporate Approvals. The execution, delivery and performance of this Note and all other agreements and instruments to be executed pursuant hereto, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by all requisite action of Maker and constitute the legal, valid and binding obligations of Maker.

(c)    Waiver or Amendment of Terms. None of the terms or provisions of this Note may be waived, altered modified or amended except by a written document executed by Payee and Maker, and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to any subsequent event.

(d)    Location. All payments due and paid under this Note shall be deemed paid and payable at the office of Payee.

(e)    Electronic Signature. A signed copy of this Note delivered by .pdf, DocuSign, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Note unless otherwise prohibited by law or required in writing by Payee.

(f)    Assignment. Payee may assign this Note only with the prior written consent of Maker, which consent will not be unreasonably withheld, delayed or conditioned.IN WITNESS WHEREOF, Maker, intending to be legally bound, has caused its duly authorized representative to execute and deliver this Note on the date first written above.

IN WITNESS WHEREOF, Maker, intending to be legally bound, has caused its duly authorized representative to execute and deliver this Note on the date first written above.

VIDACANN, LLC

By:
Name:
Title:

ACKNOWLEDGED, AGREED AND ACCEPTED BY PAYEE:

____________________________________________

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